EXHIBIT 10.1
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			[DIAMOND HILL LETTERHEAD]

			       April 26, 2006


Mr. R. H. Dillon
Diamond Hill Investment Group, Inc.
375 North Front Street, Suite 300
Columbus, OH 43215

	RE:	Reduction of Required Prior Notice Under Section 2.a. of
		Employment Agreement Dated May 11, 2000, as Reduced by Letter Agreement Dated March 10, 2006

Dear Ric:

	On March 10, 2006, we entered into a letter agreement to reduce the required prior notice of non-renewal of your current employment agreement from 60 to 15 days to allow us both to focus on negotiating the terms and conditions of a new employment agreement between you and Diamond Hill Investment Group, Inc.

	The expiration date of your current agreement is May 11, 2006, and pursuant to the March 10, 2006 letter agreement, any notice of non-renewal must be given by April 26, 2006. As we have discussed, because we are still actively negotiating a new agreement, the Board proposes that we further reduce the required prior notice of non-renewal under Section 2.a. from 15 days to one day. This will allow us to continue to focus on completing your new agreement, without the risk of being unnecessarily locked into the current agreement for another year.

	We view this as merely a formality and believe that in the near future we will enter into a new employment agreement with you. If you agree to this further reduction in the required prior notice in Section 2.a., please sign this letter in the space indicated below and return it to me. Should you have any questions, please let me know. I and the other members of the Board look forward to finalizing your new employment agreement and to working with you toward Diamond Hill's future success.


							Very truly yours,

							/s/ David R. Meuse
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AGREED:							David R. Meuse
							Chairman of the Board
/s/ R. H. Dillon
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R. H. Dillon